Exhibit 99.1

1999 Bryan Street, Suite 1200
Dallas, Texas 75201
1.214.583.8500

Press Release

FOR IMMEDIATE RELEASE	August 6, 2018
Jacobs Engineering Group Inc. Reports Earnings for the Third Quarter of Fiscal 2018

Disciplined Strategy Execution and CH2M Integration Deliver Strong Results
DALLAS, TEXAS - Jacobs Engineering Group Inc. (NYSE: JEC) today announced its financial results for the fiscal third quarter ended June 29, 2018, noting the following highlights.

•	Q3 2018 net earnings of $150 M, with $1.05 per share up 42% year over year

•	Q3 2018 adjusted net earnings of $194 M up 104% year-over-year

•	Q3 2018 adjusted EPS of $1.35 per share up 71% year-over-year

•	Q3 2018 revenue of $4.2 B grew 65% year-over-year on a reported basis, 14% on a pro forma basis

•	Q3 2018 backlog of $27.2 B grew 47% year-over-year on a reported basis, 8% increase on a pro forma basis

•	CH2M cost savings are accelerating with revenue synergies beginning to materialize in sales pipeline

•	Gross debt down $172 M sequentially; plan in place to further decrease leverage

“We continue to demonstrate strong execution on our strategic priorities to build a high-performance culture that delivers service excellence and innovative solutions to grow profitably. This disciplined focus is reflected in another strong quarter of financial performance and outlook,” said Jacobs Chairman and CEO Steve Demetriou. "Just one year since we announced the CH2M acquisition, our integration is tracking ahead of our plan and we are increasing our cost synergies target to $175 million from $150 million. Thanks to the hard work and commitment of our people, we are creating a differentiated professional services company, with a mission to deliver advanced solutions for a more connected, sustainable world.”

Kevin Berryman, Jacobs CFO, added, “Our third quarter results again demonstrated strong profitable growth, with double-digit increases in both revenue and operating profit versus last year. We also generated over $200 million in cash flow from operations and reduced gross debt to adjusted EBITDA to 1.9 times, a figure now within our long-term range, although we remain focused to further reduce gross debt over the next several months." Berryman also cited higher earnings. “Given our strong performance year to date, we now expect fiscal 2018 adjusted earnings per share to be at the high end of our previous outlook of $4.00-$4.40.”1

1Reconciliation of the adjusted EPS outlook for the full fiscal year to the most directly comparable GAAP measure is not available without unreasonable efforts because the Company cannot predict with sufficient certainty all the components required to provide such reconciliation.

Third Quarter Review

	Fiscal 3Q 2018	Fiscal 3Q 2017	Change
Revenue	$4.2 billion	$2.5 billion	$1.6 billion
GAAP Net Earnings	$150 million	$89 million	$61 million
GAAP Earnings Per Diluted Share (EPS)	$1.05	$0.74	$0.31
Adjusted Net Earnings	$194 million	$95 million	$99 million
Adjusted EPS	$1.35	$0.79	$0.56

The company’s adjusted net earnings and adjusted EPS for the third quarter of fiscal 2018 and fiscal 2017 exclude the charges and costs set forth in the table below. For additional information regarding these adjustments and a reconciliation of adjusted net earnings and adjusted EPS to net earnings and EPS, respectively, refer to the section entitled “Non-GAAP Financial Measures” at the end of this release.

	Fiscal 3Q 2018	Fiscal 3Q 2017
After-tax restructuring and other charges	NA	$6 million ($0.05 per diluted share)
After-tax costs and other charges associated with restructuring activities implemented in connection with the CH2M acquisition	$35 million ($0.24 per diluted share)	NA
After-tax transaction costs incurred in connection with the closing of the CH2M acquisition	$4 million ($0.03 per diluted share)	NA
Charge resulting from the revaluation of certain deferred tax assets/liabilities in connection with U.S. tax reform	$5 million ($0.04 per diluted share)	NA
Adjusted Earnings (EPS)	$194 million ($1.35 per diluted share)	$95 million ($0.79 per diluted share)
(note: earnings per share amounts may not add due to rounding)

Fiscal third quarter 2018 effective tax rate was 20.5% excluding the U.S. tax reform adjustment mentioned above compared to the company's outlook for a 25% effective tax rate. The lower than expected tax rate contributed 7 cents to adjusted EPS.

The company is also providing an initial outlook on fiscal 2019 earlier than its normal cadence, given the lack of historical pro forma results and seasonality of the newly combined organization. As a result, fiscal 2019 adjusted EPS is expected to be in the range of $5.00 to $5.40.

Jacobs is hosting a conference call at 10:00 A.M. ET on Monday August 6, 2018, which it is webcasting live at www.jacobs.com.

About Jacobs
Jacobs leads the global professional services sector delivering solutions for a more connected, sustainable world. With $15 billion in fiscal 2017 revenue when combined with full-year CH2M revenues and a talent force of more than 77,000, Jacobs provides a full spectrum of services including scientific, technical, professional and construction- and program-management for business, industrial, commercial, government and infrastructure sectors. For more information, visit www.jacobs.com, and connect with Jacobs on LinkedIn, Twitter, Facebook and Instagram.

Forward-Looking Statements
Certain statements contained in this press release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as

amended, and such statements are intended to be covered by the safe harbor provided by the same. Statements made in this press release that are not based on historical fact are forward-looking statements. Although such statements are based on management's current estimates and expectations, and currently available competitive, financial, and economic data, forward-looking statements are inherently uncertain, and you should not place undue reliance on such statements as actual results may differ materially. We caution the reader that there are a variety of risks, uncertainties and other factors that could cause actual results to differ materially from what is contained, projected or implied by our forward-looking statements. For a description of some additional factors that may occur that could cause actual results to differ from our forward-looking statements see our Annual Report on Form 10-K for the year ended September 29, 2017, and in particular the discussions contained under Item 1 - Business; Item 1A - Risk Factors; Item 3 - Legal Proceedings; and Item 7 - Management's Discussion and Analysis of Financial Condition and Results of Operations, and our Quarterly Report on Form 10-Q for the quarter ended June 29, 2018, and in particular the discussions contained under Part I, Item 2 - Management's Discussion and Analysis of Financial Condition and Results of Operations; Part II, Item 1 – Legal Proceedings; and Part II, Item 1A - Risk Factors, as well as the Company’s other filings with the Securities and Exchange Commission. The Company is not under any duty to update any of the forward-looking statements after the date of this press release to conform to actual results, except as required by applicable law.
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Financial Highlights:

Results of Operations (in thousands, except per-share data):

	For the Three Months Ended		For the Nine Months Ended
	June 29, 2018	June 30, 2017	June 29, 2018	June 30, 2017
Revenues	$4,156,663	$2,514,751	$10,842,001	$7,368,922
Direct cost of contracts	(3,380,254)	(2,055,386)	(8,805,048)	(6,070,961)
Gross profit	776,409	459,365	2,036,953	1,297,961
Selling, general and administrative expenses	(563,680)	(330,890)	(1,630,294)	(1,012,685)
Operating Profit	212,729	128,475	406,659	285,276
Other Income (Expense):
Interest income	1,277	2,123	6,896	5,697
Interest expense	(23,787)	(4,054)	(50,106)	(11,327)
Miscellaneous income (expense), net	2,564	852	(6,582)	(5,879)
Total other (expense) income, net	(19,946)	(1,079)	(49,792)	(11,509)
Earnings Before Taxes	192,783	127,396	356,867	273,767
Income Tax Expense	(42,712)	(38,767)	(152,302)	(79,820)
Net Earnings of the Group	150,071	88,629	204,565	193,947
Net (Earnings) Loss Attributable to Noncontrolling Interests	151	403	(3,593)	5,639
Net Earnings Attributable to Jacobs	$150,222	$89,032	$200,972	$199,586
Net Earnings Per Share:
Basic	$1.05	$0.74	$1.47	$1.65
Diluted	$1.05	$0.74	$1.46	$1.64

Segment Information (in thousands):

	For the Three Months Ended		For the Nine Months Ended
	June 29, 2018	June 30, 2017	June 29, 2018	June 30, 2017
Revenues from External Customers:
Aerospace, Technology, Environmental and Nuclear	$1,221,306	$610,643	$3,072,900	$1,815,871
Buildings, Infrastructure and Advanced Facilities	1,707,072	987,159	4,497,249	2,823,882
Energy, Chemicals and Resources	1,228,285	916,949	3,271,852	2,729,169
Total	$4,156,663	$2,514,751	$10,842,001	$7,368,922

	For the Three Months Ended		For the Nine Months Ended
	June 29, 2018	June 30, 2017	June 29, 2018	June 30, 2017
Segment Operating Profit:
Aerospace, Technology, Environmental and Nuclear (1)	$89,334	$49,383	$217,003	$143,781
Buildings, Infrastructure and Advanced Facilities (2)	145,901	72,991	347,887	191,680
Energy, Chemicals and Resources	61,969	45,792	164,759	120,106
Total Segment Operating Profit	297,204	168,166	729,649	455,567
Other Corporate Expenses (3)	(33,131)	(28,991)	(110,919)	(55,625)
Restructuring and Other Charges	(46,922)	(10,700)	(135,156)	(114,666)
CH2M Transaction Costs	(4,422)	—	(76,915)	—
Total U.S. GAAP Operating Profit	212,729	128,475	406,659	285,276
Total Other (Expense) Income, net (4)	(19,946)	(1,079)	(49,792)	(11,509)
Earnings Before Taxes	$192,783	$127,396	$356,867	$273,767

(1)	Includes $15.0 million in charges during the nine-month period ended June 29, 2018 associated with a legal matter.

(2)	Excludes $22.6 million in restructuring and other charges for the nine months ended June 30, 2017.

(3)	Includes $15.0 million in other corporate charges associated with a certain project for the three months ended June 29, 2018.

(4)
Includes amortization of deferred financing fees related to the CH2M acquisition of $0.5 million and $1.2 million for the three and nine months ended June 29, 2018, respectively. Also includes $1.2 million of restructuring and other expenses for the nine months ended June 30, 2017.

Other Operational Information (in thousands):

	Nine Months Ended
	June 29, 2018	June 30, 2017
Depreciation (pre-tax)	$88,715	$52,718
Amortization of Intangibles (pre-tax)	$58,495	$34,891
Pass-Through Costs Included in Revenues	$2,198,197	$1,861,615
Capital Expenditures	$(63,408)	$(73,552)

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Balance Sheet (in thousands):

	June 29, 2018 (Unaudited)	September 29, 2017
ASSETS
Current Assets:
Cash and cash equivalents	$824,370	$774,151
Receivables	3,463,697	2,102,543
Prepaid expenses and other	187,978	119,486
Total current assets	4,476,045	2,996,180
Property, Equipment and Improvements, net	471,104	349,911
Other Noncurrent Assets:
Goodwill	5,955,048	3,009,826
Intangibles, net	680,664	332,920
Miscellaneous	968,951	692,022
Total other noncurrent assets	7,604,663	4,034,768
	$12,551,812	$7,380,859
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Notes payable	$8,964	$3,071
Accounts payable	1,072,057	683,605
Accrued liabilities	1,455,266	939,687
Billings in excess of costs	559,898	299,864
Total current liabilities	3,096,185	1,926,227
Long-term Debt	2,336,473	235,000
Other Deferred Liabilities	1,066,237	732,281
Commitments and Contingencies
Stockholders’ Equity:
Capital stock:
Preferred stock, $1 par value, authorized - 1,000,000 shares; issued and outstanding - none	—	—
Common stock, $1 par value, authorized - 240,000,000 shares; issued and outstanding—141,860,952 shares and 120,385,544 shares as of June 29, 2018 and September 29, 2017, respectively	141,861	120,386
Additional paid-in capital	2,670,620	1,239,782
Retained earnings	3,880,886	3,721,698
Accumulated other comprehensive loss	(728,176)	(653,514)
Total Jacobs stockholders’ equity	5,965,191	4,428,352
Noncontrolling interests	87,726	58,999
Total Group stockholders’ equity	6,052,917	4,487,351
	$12,551,812	$7,380,859

Backlog (in millions):

	June 29, 2018	June 30, 2017
Aerospace, Technology, Environmental and Nuclear	$8,923	$5,676
Buildings, Infrastructure and Advanced Facilities	11,265	6,428
Energy, Chemicals and Resources	7,000	6,452
Total	$27,188	$18,556

Pro Forma Figures
In this press release, comparisons of current quarter results to the historical results of Jacobs and CH2M on a pro forma basis for fiscal year 2017 were calculated by using revenue and backlog of the combined Jacobs and CH2M entities as if the acquisition of CH2M had occurred prior to the historical period, as adjusted for (i) the deconsolidation of CH2M’s investment in Chalk River as if deconsolidated on October 1, 2016 and (ii) the exclusion of the revenue and operating results associated with CH2M’s MOPAC project.  We believe this information helps provide additional insight into the underlying trends of our business when comparing current performance against prior periods.  Readers should consider this information together with a comparison to Jacobs’ historical financial results as reported in Jacobs’ filings with the SEC, which reflect Jacobs-only performance for periods prior to the closing of the CH2M acquisition on December 15, 2017, and CH2M’s historical financial results as reported in CH2M’s filings with the SEC.

Non-GAAP Financial Measures:
In this press release, the Company has included certain non-GAAP financial measures as defined in Regulation G promulgated under the Securities Exchange Act of 1934, as amended. The non-GAAP financial measures included in this press release are adjusted net earnings and adjusted EPS.

Adjusted net earnings and adjusted EPS are non-GAAP financial measures that are calculated by excluding (i) the after-tax costs related to the 2015 restructuring activities, which included involuntary terminations, the abandonment of certain leased offices, combining operational organizations and the co-location of employees into other existing offices; and charges associated with our Europe, U.K. and Middle East region, which included write-offs on contract accounts receivable and charges for statutory redundancy and severance costs (collectively, the “2015 Restructuring and other items”); (ii) after-tax costs and other charges associated with restructuring activities implemented in connection with the CH2M acquisition, which include involuntary terminations, costs associated with co-locating Jacobs and CH2M offices, costs and expenses of the Integration Management Office, including professional services and personnel costs, and similar costs and expenses (collectively referred to as the “CH2M Restructuring and other charges”); (iii) transaction costs and other charges incurred in connection with closing of the CH2M acquisition, including advisor fees, change in control payments, costs and expenses relating to the registration and listing of Jacobs stock issued in connection with the acquisition, and similar transaction costs and expenses (collectively referred to as “CH2M transaction costs”) and (iv) charges resulting from the revaluation of certain deferred tax assets/liabilities in connection with U.S. tax reform. We believe that adjusted net earnings and adjusted EPS are useful to management, investors and other users of our financial information in evaluating the Company’s operating results and understanding the Company’s operating trends by excluding the effects of the items described above, which can obscure underlying trends. Additionally, management uses adjusted net earnings and adjusted EPS in its own evaluation of the Company’s performance, particularly when comparing performance to past periods, and believes these measures are useful for investors because they facilitate a comparison of our financial results from period to period.

The Company provides non-GAAP measures to supplement U.S. GAAP measures, as they provide additional insight into the Company’s financial results. However, non-GAAP measures have limitations as analytical tools and should not be considered in isolation and are not in accordance with, or a substitute for, U.S. GAAP measures. In addition, other companies may define non-GAAP measures differently, which limits the ability of investors to compare non-GAAP measures of the Company to those used by our peer companies.

The following tables reconcile the components and values of U.S. GAAP net earnings and EPS to the corresponding "adjusted" amounts. For the comparable periods presented below, such adjustments consist of amounts incurred in connection with the items described above. Amounts are shown in thousands, except for per-share data: (note: earnings per share amounts may not add across due to rounding)

U.S. GAAP Reconciliation for the third quarter of fiscal 2018 and 2017

	Three Months Ended
	June 29, 2018
	U.S. GAAP	Effects of Restructuring and Other Charges	Effects of CH2M Transaction Costs	Other Adjustments	Adjusted
Revenue	$4,156,663	$—	$—	$—	$4,156,663
Direct cost of contracts	(3,380,254)	2,576	—	—	(3,377,678)
Gross profit	776,409	2,576	—	—	778,985
Selling, general and administrative expenses	(563,680)	44,346	4,422	—	(514,912)
Operating Profit	212,729	46,922	4,422	—	264,073
Total other (expense) income, net	(19,946)	(466)	933	—	(19,479)
Earnings before taxes	192,783	46,456	5,355	—	244,594
Income Tax (Expense) Benefit	(42,712)	(11,129)	(1,483)	5,292	(50,032)
Net earnings of the Group	150,071	35,327	3,872	5,292	194,562
Net earnings attributable to non-controlling interests	151	(577)	—	—	(426)
Net earnings attributable to Jacobs	$150,222	$34,750	$3,872	$5,292	$194,136
Diluted earnings per share	$1.05	$0.24	$0.03	$0.04	$1.35

	Three Months Ended
	June 30, 2017
	U.S. GAAP	Effects of Restructuring and Other Charges	Adjusted
Revenue	$2,514,751	$997	$2,515,748
Direct cost of contracts	(2,055,386)	249	(2,055,137)
Gross profit	459,365	1,246	460,611
Selling, general and administrative expenses	(330,890)	9,454	(321,436)
Operating Profit	128,475	10,700	139,175
Total other expense, net	(1,079)	—	(1,079)
Earnings before taxes	127,396	10,700	138,096
Income tax expense	(38,767)	(4,158)	(42,925)
Net earnings of the Group	88,629	6,542	95,171
Net earnings attributable to non-controlling interests	403	(249)	154
Net earnings attributable to Jacobs	$89,032	$6,293	$95,325
Diluted earnings per share	$0.74	$0.05	$0.79

Earnings Per Share:

	Three Months Ended		Nine Months Ended
	June 29, 2018	June 30, 2017	June 29, 2018	June 30, 2017
Numerator for Basic and Diluted EPS:
Net income	$150,222	$89,032	$200,972	$199,586
Net income allocated to participating securities	(629)	(904)	(898)	(2,237)
Net income allocated to common stock for EPS calculation	$149,593	$88,128	$200,074	$197,349

Denominator for Basic and Diluted EPS:
Weighted average basic shares	142,612	120,429	136,717	120,773
Shares allocated to participating securities	(597)	(1,223)	(743)	(1,413)
Shares used for calculating basic EPS attributable to common stock	142,015	119,206	135,974	119,360

Effect of dilutive securities:
Stock compensation plans	1,014	650	1,028	794
Shares used for calculating diluted EPS attributable to common stock	143,029	119,856	137,002	120,154

Basic EPS	$1.05	$0.74	$1.47	$1.65
Diluted EPS	$1.05	$0.74	$1.46	$1.64

For additional information contact:

Investors:
Jonathan Doros, 214-583-8596
jonathan.doros@jacobs.com

Media:
Lorrie Paul Crum, 303-525-2916
lorrie.crum@jacobs.com

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